UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ADVANCED TECHNOLOGY ACQUISITION CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

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	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

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ADVANCED TECHNOLOGY ACQUISITION CORP.
14 A Achimeir Street
Ramat Gan, Israel 52587

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 6, 2009

TO THE STOCKHOLDERS OF ADVANCED TECHNOLOGY ACQUISITION CORP.:

You are cordially invited to attend a special meeting of stockholders of Advanced Technology Acquisition Corp. (“ATAC”) to be held at 10:00 a.m. Eastern Standard Time on July 6, 2009 at the offices of ATAC’s counsel, Loeb & Loeb LLP, 345 Park Ave., New York, NY 10154, for the sole purpose of considering and voting upon:

•	the Plan of Liquidation, in substantially the form set forth in Annex A, and the dissolution of ATAC; and

•
authorizing ATAC’s Board of Directors, in its discretion, to adjourn or postpone the special meeting for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve the alternative sets of proposals.

The Board of Directors has fixed the close of business on June 10, 2009 as the date for determining ATAC stockholders entitled to receive notice of and vote at the special meeting and any adjournment thereof. Only holders of record of ATAC common stock on that date are entitled to have their votes counted at the special meeting or any adjournment.

This notice of meeting, proxy statement and the related proxy card are available at www.vfnotice.com/advancedtechnology.

ATAC expects to file the Certificate of Dissolution with the Secretary of State of the State of Delaware shortly after receiving the approval of its stockholders to liquidate and dissolve and then distribute as soon as practicable thereafter to the public stockholders the principal and interest (net of tax liabilities, if any) then held in the trust account, including the amount held in the trust account representing the deferred portion of the IPO underwriters’ fee, plus any of ATAC’s remaining unreserved net assets.  ATAC currently estimates that if the proposal to liquidate and dissolve is approved, each public stockholder will receive a liquidating distribution of approximately $8.12 per public share. However, the exact timing and amount will not be determined until the time of such distribution.

Stockholder approval of ATAC’s dissolution is required by Delaware law, under which ATAC is organized. The affirmative vote of a majority of ATAC’s outstanding shares of common stock will be required to approve the dissolution and Plan of Liquidation. The Board of Directors intends to formally adopt the Plan of Liquidation, as required by Delaware law, immediately following stockholder approval of the dissolution and the Plan of Liquidation.

After careful consideration of all relevant factors, the Board of Directors has determined that the proposal to liquidate and dissolve is fair to and in the best interests of ATAC and its stockholders, has declared it advisable and unanimously recommends that you vote or give instruction to vote “FOR” the proposal to liquidate and dissolve.  In addition, the Board of Directors has unanimously approved and declared advisable that it  be granted authority, in its discretion, to adjourn or postpone the special meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve the alternative sets of proposals.  Therefore, the Board of Directors unanimously recommends that you vote “FOR” the adjournment proposal.

The special meeting has been called only to consider approval of the proposal to liquidate and dissolve and the adjournment proposal.  Under Delaware law and ATAC’s bylaws, no other business may be transacted at the special meeting.

Enclosed is the proxy statement containing detailed information concerning the proposal to liquidate and dissolve. Whether or not you plan to attend the special meeting, we urge you to read this material and vote your shares.

Dated: June 16, 2009

By Order of the Board of Directors,

Liora Lev
Chief Executive Officer and Director

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against the proposal to liquidate and dissolve.  Your failure to vote or instruct your broker or bank how to vote will have no effect on the adjournment proposal vote.

ADVANCED TECHNOLOGY ACQUISITON CORP.
14 A Achimeir Street
Ramat Gan, Israel 52587

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 6, 2009

PROXY STATEMENT

You are cordially invited to attend a special meeting of stockholders of Advanced Technology Acquisition Corp. (“ATAC”) to be held at 10:00 a.m. Eastern Standard Time on July 6, 2009 at the offices of ATAC’s counsel, Loeb & Loeb LLP, 345 Park Ave., New York, NY 10154, for the sole purpose of considering and voting upon:

•	the Plan of Liquidation, in substantially the form set forth in Annex A, and the dissolution of ATAC; and

•
authorizing ATAC’s Board of Directors, in its discretion, to adjourn or postpone the special meeting for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve the alternative sets of proposals.

The special meeting has been called only to consider approval of the proposal to liquidate and dissolve and the adjournment proposal.  Under Delaware law and ATAC’s bylaws, no other business may be transacted at the special meeting.

The record date for the special meeting is June 10, 2009. Record holders of ATAC common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 26,953,125 outstanding shares of ATAC common stock, including 21,562,500 outstanding shares of ATAC public common stock. ATAC’s warrants do not have voting rights.

This proxy statement contains important information about the meeting and the proposals. Please read this proxy statement carefully and vote your shares.

This proxy statement is dated June 16, 2009 and is first being mailed to stockholders on or about that date.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

These Questions and Answers are only summaries of the matters they discuss. They do not contain all of the information that may be important to you. You should read carefully the entire document, including the annexes to this proxy statement.

Q. What is being voted on?	A. You are being asked to vote on the following two proposals:

• the Plan of Liquidation, in substantially the form set forth in Annex A, and the dissolution of ATAC; and

• authorizing ATAC’s Board of Directors, in its discretion, to adjourn or postpone the special meeting for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve the alternative sets of proposals.

Under Delaware law and ATAC’s bylaws, no other business may be transacted at the special meeting.

Q. What is the proposal to liquidate and dissolve?	A. The proposal to liquidate and dissolve would permit the Board of Directors to dissolve ATAC and liquidate its remaining assets (including amounts in the trust account).

Q. What happens if the proposal to liquidate and dissolve is approved?	A. If the proposal to liquidate and dissolve is approved, ATAC expects to file the Certificate of Dissolution with the Secretary of State of the State of Delaware shortly thereafter and then distribute as soon as practicable thereafter to the public stockholders the principal and interest (net of tax liabilities, if any) then held in the trust account, including the amount held in the trust account representing the deferred portion of the Underwriters’ fee, plus any of ATAC’s remaining unreserved net assets. ATAC currently estimates that, if the ATAC stockholders approve the dissolution and Plan of Liquidation at the special meeting, each public stockholder will receive a liquidating distribution of approximately $8.12 per public share. However, the exact timing and amount will not be determined until the time of such distribution.

Q. What does the proposed Plan of Liquidation provide for?	A. The proposed Plan of Liquidation described in and attached as Annex A to this proxy statement provides for the discharge of ATAC’s liabilities and the winding-up of its affairs, including the distribution to the public stockholders of the principal and interest (net of tax liabilities, if any) then held in the trust account, including the amount held in the trust account representing the deferred portion of the IPO Underwriters’ fee, plus any of ATAC’s remaining unreserved net assets, as contemplated by ATAC’s amended and restated certificate of incorporation and IPO prospectus. ATAC’s initial stockholders, directors and officers have agreed to waive their respective rights to participate in any liquidation distribution occurring upon ATAC’s failure to consummate a business combination solely with respect to the shares of common stock owned by them immediately prior to ATAC’s IPO. However, they will participate in any liquidation distribution with respect to any shares of common stock purchased in or after the IPO. There will be no distribution from the trust account with respect to ATAC’s warrants, and all rights with respect to its warrants will effectively cease upon its dissolution and liquidation.

Q. What vote is required to adopt the proposal to liquidate and dissolve?	A. Approval of ATAC’s dissolution and Plan of Liquidation will require the affirmative vote of holders of a majority of its outstanding shares of common stock.

Q. Why should I vote for the proposal to liquidate and dissolve?	A. The Plan of Liquidation provides for the distribution to the public stockholders of the principal and any interest (net of tax liabilities, if any) then held in the trust account, including the amount held in the trust account representing the deferred portion of the IPO Underwriters’ fee, plus any of ATAC’s remaining unreserved net assets, as contemplated by ATAC’s amended and restated certificate of incorporation and the IPO prospectus. Stockholder approval of ATAC’s dissolution is required by Delaware law, under which ATAC is organized. If the dissolution and Plan of Liquidation is not approved, ATAC will not be authorized to dissolve and liquidate and will not be authorized to distribute the funds in the trust account to the public stockholders.

Q. How much will I receive if the proposal to liquidate and dissolve and Plan of Liquidation are approved?	A. If the dissolution and Plan of Liquidation are approved, ATAC expects that the public stockholders will receive approximately $8.12 per public share. The trust account contained an aggregate amount of approximately $175,115,720 as of May 31, 2009. The amount in the trust account available for distribution to the holders of public shares will be finally determined at the time of such distribution.

Q. What if I do not want to vote for the proposal to liquidate and dissolve and Plan of Liquidation?	A. If you do not want the dissolution and Plan of Liquidation to be approved, you must abstain, not vote or vote against it. You should be aware, however, that if the dissolution and Plan of Liquidation is not approved, ATAC will not be authorized to dissolve and liquidate and will not be authorized to distribute the funds (net of tax liabilities, if any) then held in the trust account, including the amount held in the trust account representing the deferred portion of the Underwriters’ fee, plus any of ATAC’s remaining unreserved net assets, to the public stockholders. If the dissolution and Plan of Liquidation are approved, all public stockholders will be entitled to share ratably in the liquidation of the trust account, even those stockholders who voted against the proposal to liquidate and dissolve.

Q. What happens if the proposal to liquidate and dissolve is not approved?	A. If each of the proposal to liquidate and dissolve is not approved, ATAC will not be authorized to dissolve and liquidate, and will not be authorized to distribute the funds (net of tax liabilities, if any) then held in the trust account, including the amount held in the trust account representing the deferred portion of the IPO Underwriters’ fee, plus any of ATAC’s remaining unreserved net assets, to public stockholders. If sufficient votes to approve the dissolution and Plan of Liquidation are not available at the meeting, or if a quorum is not present in person or by proxy, the Board of Directors may seek to adjourn or postpone the meeting to continue to seek such approval.

Q. If the dissolution and Plan of Liquidation are approved, what happens next?	A. ATAC will file the Certificate of Dissolution with the Secretary of State of the State of Delaware, formally adopt by board action the Plan of Liquidation in substantially the form attached as Annex A to this proxy statement in compliance with Delaware law, pay or adequately provide for the payment of ATAC’s liabilities and then distribute as soon as practicable thereafter the proceeds of the trust account (net of tax liabilities, if any) then held in the trust account, including the amount held in the trust account representing the deferred portion of the IPO Underwriters’ fee, plus any of ATAC’s remaining unreserved net assets, to the public stockholders.

Q. If I am not going to attend the special meeting in person, should I return my proxy card instead?	A. Yes. After carefully reading and considering the information in this document, please fill out and sign your proxy card and return it in the enclosed envelope as soon as possible, so that your shares may be represented at the special meeting.

Q. How do I change my vote?	A. If you have submitted a proxy to vote your shares and wish to change your vote, you may do so by delivering a later-dated, signed proxy card to ATAC’s Secretary prior to the date of the special meeting or by voting in person at the meeting. Attendance at the meeting alone will not change your vote. You also may revoke your proxy by sending a notice of revocation to ATAC located at 14 A Achimeir Street, Ramat Gan, Israel 52587, Attn: Ido Bahbut or, for a faster response, e-mail ido@ascendvc.com.

Q. If my shares are held in “street name,” will my broker automatically vote them for me?	A. No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares. Your broker can tell you how to provide these instructions.

Q. Who can help answer my questions?	If you have questions, you may write or call (for a faster response send an e-mail): Ido Bahbut 14 A Achimeir Street Ramat Gan, Israel 52587 +972-3-7513707 ido@ascendvc.com

SUMMARY

This section summarizes information related to the proposals to be voted on at the special meeting. These matters are described in greater detail elsewhere in this proxy statement. You should carefully read this entire proxy statement and the other documents to which it refers you. See “Where You Can Find More Information.”

The proposal to liquidate and dissolve

At the special meeting, you will be asked to approve ATAC’s dissolution and Plan of Liquidation.

This summary describes briefly the material terms of the proposed dissolution and Plan of Liquidation. This information is provided to assist stockholders in reviewing this proxy statement and considering the proposed dissolution and Plan of Liquidation, but it does not include all of the information contained elsewhere in this proxy statement and may not contain all of the information that is important to you. To understand more fully the dissolution and Plan of Liquidation being submitted for stockholder approval, you should carefully read this proxy statement, including the accompanying copy of the Plan of Liquidation attached as Annex A, in its entirety.

If the dissolution is approved, ATAC will:

•	file the Certificate of Dissolution with the Secretary of State of the State of Delaware;

•	formally adopt by board action the Plan of Liquidation in substantially the form set forth in Annex A to this proxy statement by in compliance with Delaware law; and

•
pay or adequately provide for the payment of our liabilities, including (i) liabilities for taxes, (ii) expenses of the dissolution and liquidation and (iii) our obligations to the holders of the public stockholders in accordance with the Charter.

Assuming that the stockholders approve the dissolution and Plan of Liquidation at the special meeting, ATAC expects to file the Certificate of Dissolution with the Secretary of State of the State of Delaware shortly thereafter and then distribute as soon as practicable thereafter to the public stockholders the principal and interest (net of tax liabilities, if any) then held in the trust account, including the amount held in the trust account representing the deferred portion of the Underwriters’ fee, plus any of ATAC’s remaining unreserved net assets. We currently estimate that, if the ATAC stockholders approve the dissolution and Plan of Liquidation at the special meeting, each public stockholder will receive a liquidating distribution of approximately $8.12 per public share. However, the exact timing and amount will not be determined until the time of such distribution.

ATAC had accrued and unpaid liabilities of approximately $800,000 as of May 31, 2009, and ATAC will incur additional amounts for services to be rendered by unaffiliated parties prior to completion of its dissolution and liquidation. Bioness, Inc., a company with which ATAC entered into a letter of intent on December 19, 2008, is anticipated to pay a portion of such unpaid liabilities pursuant to its obligations in such letter of intent. If ATAC is unable to complete a business combination, and is forced to liquidate and distribute the proceeds held in trust to its stockholders, certain of its executive officers – specifically, Moshe Bar-Niv, Shuki Gletiman and Liora Lev – have agreed to indemnify ATAC for claims of creditors, vendors, service providers and target businesses who have not executed a valid and binding waiver of their right to seek payment of amounts due to them out of the trust account. The only obligations not covered by such indemnity are with respect to claims of creditors, vendors, service providers and target businesses that have executed a valid and binding waiver of their right to seek payment of amounts due to them out of the trust account. Although we have a fiduciary obligation to pursue our officers and directors to enforce their indemnification obligations, and intend to pursue such actions as and when we deem appropriate, there can be no assurance that such persons will be able to satisfy those obligations, if required to do so.

Under Delaware law, stockholders will not have dissenters’ appraisal rights in connection with the dissolution and liquidation.

See the section entitled “Material U.S. Federal Income Tax Consequences of the Plan of Liquidation” for a discussion of certain material U.S. federal income tax consequences of the dissolution and Plan of Liquidation.

ATAC’s Recommendation to Stockholders

After careful consideration of all relevant factors, the Board of Directors has determined that the proposal to liquidate and dissolve is fair to and in the best interests of ATAC and its stockholders, has declared it advisable and unanimously recommends that you vote or give instruction to vote “FOR” the proposal to liquidate and dissolve.  In addition, the Board of Directors has unanimously approved and declared advisable that it be granted authority, in its discretion, to adjourn or postpone the special meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve the alternative sets of proposals.  Therefore, the Board of Directors unanimously recommends that you vote “FOR” the adjournment proposal.

Stock Ownership

Information concerning the holdings of certain ATAC stockholders is set forth below under “Beneficial Ownership of Securities.”

THE SPECIAL MEETING

ATAC is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by the ATAC Board of Directors for use at the special meeting in connection with the proposed dissolution and liquidation of ATAC. This proxy statement provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place. The special meeting will be held at 10:00 a.m., Eastern standard time, on July 6, 2009, at the offices of ATAC’s counsel, Loeb & Loeb LLP, 345 Park Ave, New York, NY 10154, to vote on matters described below.

Purpose. At the special meeting, holders of ATAC common stock will be asked to approve:

•	the Plan of Liquidation, in substantially the form set forth in Annex A, and the dissolution of ATAC; and

•
authorizing ATAC’s Board of Directors, in its discretion, to adjourn or postpone the special meeting for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve the alternative sets of proposals.

The special meeting has been called only to consider approval of the proposal to liquidate and dissolve and the proposal to authorize the Board of Directors, in its discretion, to adjourn or postpone the special meeting.    Under Delaware law and ATAC’s bylaws, no other business may be transacted at the special meeting.

Record Date; Who is Entitled to Vote. The record date for the special meeting is June 10, 2009. Record holders of ATAC common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. At the close of business on the record date, there were 26,953,125 outstanding shares of ATAC common stock (including 21,625,000 outstanding shares of ATAC public common stock), each of which entitles its holder to cast one vote per proposal.

Vote Required. Approval of the proposal to liquidate and dissolve will require the affirmative vote of the holders of a majority of ATAC’s common stock outstanding on the record date.  However, approval of the adjournment of the special meeting will only require a majority of the votes cast.

Abstaining from voting or not voting for the proposal to liquidate and dissolve, either in person or by proxy or by voting instruction, will have the same effect as a vote against the proposal to liquidate and dissolve.  Abstaining from voting on the adjournment proposal will have no effect on the election of directors.

Voting Your Shares. Each share of common stock that you own in your name entitles you to one vote per proposal. Your proxy card shows the number of shares you own.

There are two ways for holders of record to have their shares represented and voted at the special meeting:

By signing and returning the enclosed proxy card. If you duly sign and return a proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by the ATAC Board of Directors, which is “FOR” the proposal to liquidate and dissolve and “FOR” the adjournment proposal.

You can attend the special meeting and vote in person. You will receive a ballot when you arrive. However, if your shares are held in the “street name” of your broker, bank or another nominee, you must obtain a proxy from the broker, bank or other nominee to vote in person at the meeting. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

Revoking Your Proxy and Changing Your Vote. If you give a proxy, you may revoke it or change your voting instructions at any time before it is exercised by:

•	Delivering another proxy card with a later date;

•
Notifying ATAC, located at 14 A Achimeir Street, Ramat Gan, Israel  52587, Attention: Ido Bahbut (or for a faster response, by e-mail at ido@ascendvc.com) in writing before the special meeting that you have revoked your proxy; or

•	Attending the special meeting, revoking your proxy and voting in person.

If your shares are held in “street name,” consult your broker for instructions on how to revoke your proxy or change your vote.

Broker Non-Votes. If your broker holds your shares in its name and you do not give the broker voting instructions, your broker will not be permitted to vote your shares on the proposal to liquidate and dissolve. This is known as a “broker non-vote.” Abstentions or broker non-votes will have the same effect as a vote against the proposal to liquidate and dissolve, but will not have any effect on the proposal to adjourn the meeting.

Questions About Voting. If you have any questions about how to vote or direct a vote in respect of your shares, you may write or call Ido Bahbut at 14 A Achimeir Street, Ramat Gan, Israel 52587, +972-3-7513707, or, for a faster response, e-mail him at ido@ascendvc.com. You may also want to consult your financial and other advisors about the vote.

Solicitation Costs. ATAC is soliciting proxies on behalf of the Board of Directors. This solicitation is being made by mail but also may be made in person. ATAC and its respective directors, officers, employees and consultants may also solicit proxies in person or by mail. These persons will not be paid for doing this.

ATAC will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. ATAC will reimburse them for their reasonable expenses.

Stock Ownership. Information concerning the holdings of certain ATAC stockholders is set forth below under “Beneficial Ownership of Securities.”

THE DISSOLUTION PROPOSAL

ATAC’s Board of Directors is proposing ATAC’s dissolution and Plan of Liquidation for approval by its stockholders at the special meeting. As required by Delaware law, the Board of Directors intends to approve the Plan of Liquidation immediately following stockholder approval of the dissolution and Plan of Liquidation and the filing of a Certificate of Dissolution with the Secretary of State of the State of Delaware. A copy of the Plan of Liquidation is attached as Annex A to this proxy statement, and you are encouraged to read it carefully.

If ATAC’s dissolution is approved, we anticipate that our activities will be limited to actions we deem necessary or appropriate to accomplish the following:

•
filing a Certificate of Dissolution with the Secretary of State of the State of Delaware and, thereafter, remaining in existence as a non-operating entity for three years, as required under Delaware law;

•	adopting a Plan of Liquidation in substantially the form set forth in Annex A to this proxy statement by action of the Board of Directors in compliance with Delaware law;

•
as provided in the Plan of Liquidation, paying or adequately providing for the payment of, our known liabilities, including (i) liabilities for taxes and to providers of professional and other services, (ii) expenses of the dissolution and liquidation and (iii) our obligations to the public stockholders in accordance with the Charter;

•
giving the trustee of the trust account notice to commence liquidating the investments constituting the trust account and turning over the proceeds to our transfer agent for distribution according to the Plan of Liquidation;

•
if there are insufficient assets or other sources of funds, to satisfy our known and unknown liabilities, paying all such liabilities according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor;

•	winding up our remaining business activities; and

•	making tax and other regulatory filings.

Following the dissolution, our Board of Directors may, at any time, engage third parties to complete the liquidation pursuant to the Plan of Liquidation. In addition, although we do not anticipate that it will be necessary to do so since we do not now have any material assets outside the trust account, the Board of Directors will be authorized to establish a liquidating trust to complete ATAC’s liquidation. We intend to pursue any applicable federal or state tax refunds arising out of our proposed acquisition and our other business activities from inception through dissolution. To the extent we are successful in obtaining such refunds, the proceeds will be distributed pro rata to our public stockholders in accordance with our Charter. Due to the timing and potential uncertainty regarding any refunds, any such proceeds would be distributed subsequent to the distribution of principal and interest of the trust account.

At May 31, 2009, we had approximately $175,115,720 million in the trust account. As of that date, we have withdrawn all of the $2 million of interest income on funds in the trust account that we were permitted to withdraw for working capital. ATAC believes that amounts are currently owed to creditors which have not waived such claims, and we will incur additional amounts of expenses to unaffiliated vendors prior to the completion of our dissolution and liquidation.  Certain of ATAC’s executive officers – specifically, Moshe Bar-Niv, Shuki Gleitman and Liora Lev – have agreed to indemnify us for claims of creditors, vendors, service providers and target businesses who have not executed a valid and binding waiver of their right to seek payment of amounts due to them out of the trust account. The only obligations not covered by such indemnity are with respect to claims of creditors, vendors, service providers and target businesses that have executed a valid and binding waiver of their right to seek payment of amounts due to them out of the trust account. Although we have a fiduciary obligation to pursue our officers and directors to enforce their indemnification obligations, and intend to pursue such actions as and when we deem appropriate, there can be no assurance that such persons will be able to satisfy those obligations, if required to do so.  The indemnification obligations of Moshe Bar-Niv, Shuki Gleitman and Liora Lev are governed by the documents entered into at ATAC’s initial public offering and described in the initial public offering prospectus.  The description of indemnification obligations contained in this proxy statement does not alter the obligations described in the initial public offering prospectus.

In addition to satisfying these liabilities, we anticipate incurring costs and expenses relating to filing of the Certificate of Dissolution with the Secretary of State of the State of Delaware, the winding up of our company and the costs of this proxy statement and meeting relating to the approval by our stockholders of our plan of dissolution and distribution. To fund the estimated costs of dissolution and liquidation, we will have available to us all funds held outside the trust account. Bioness, Inc., a company with which ATAC entered into a letter of intent on December 19, 2008, is anticipated to pay a portion of such unpaid liabilities pursuant to its obligations in such letter of intent. We expect that all costs associated with the implementation and completion of our dissolution and distribution, which we currently estimate to be approximately $50,000 to $75,000, will be funded by any funds not held in our trust account, although we cannot assure you that there will be sufficient funds for such purpose.

Although we are not aware of any liabilities that will not be covered by Mr. Bar-Niv, Mr. Gleitman and Ms. Lev or by the remaining funds held outside of the trust account, no assurance can be made that such liabilities will not arise in the future. If such liabilities were to arise in the future or actual liabilities exceed those anticipated, under Delaware law, stockholders who receive distributions from ATAC pursuant to the Plan of Liquidation could be liable for their pro rata share of such liabilities, but not in excess of the amounts distributed to them.

Dissolution under Delaware Law

Under the Charter, ATAC is required to dissolve if it does not complete a business combination within the required time period. Under Delaware law, stockholders need to approve the dissolution and Plan of Liquidation. We present the proposal to liquidate and dissolve at the special meeting because ATAC will be required to dissolve and liquidate if it does not complete a business combination by June 22, 2009, which it will not be able to do.

Section 275 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may dissolve upon a majority vote of the board of directors of the corporation followed by a favorable vote of the holders of a majority of the outstanding stock entitled to vote. Following such approval, the dissolution will be effected by filing a certificate of dissolution with the State of Delaware. Once a Delaware corporation is dissolved, its existence is automatically continued for a term of three years solely for the purpose of winding up its business. The process of winding up includes:

•	prosecution and defense of any lawsuits;

•	settling and closing of any business;

•	disposition and conveyance of any property;

•	discharge of any liabilities; and

•	distribution of any remaining assets to the stockholders of the corporation.

The Board of Directors intends to approve the Plan of Liquidation, as required by Delaware law, immediately following stockholder approval of the dissolution and Plan of Liquidation.

Principal provisions of the Plan of Liquidation

General. In accordance with the trust agreement and the Charter, we will distribute pro rata to our public stockholders all of the proceeds of the trust account less the funds that will be used to pay any tax obligations owed by us. We expect that liquidation will commence as soon as practicable after stockholder approval at the special meeting of ATAC’s dissolution and Plan of Liquidation. We currently anticipate that we will make a liquidating distribution of approximately $8.12 per public share.

We will also pay or provide for our known liabilities; however, we might have other liabilities that will arise in order to complete the liquidation and dissolution.  Mr. Bar-Niv, Mr. Gleitman and Ms. Lev have agreed to indemnify us for claims of creditors, vendors, service providers and target businesses who have not executed a valid and binding waiver of their right to seek payment of amounts due to them out of the trust account. The only obligations not covered by such indemnity are with respect to claims of creditors, vendors, service providers and target businesses that have executed a valid and binding waiver of their right to seek payment of amounts due to them out of the trust account. Although we have a fiduciary obligation to pursue our officers and directors to enforce their indemnification obligations, and intend to pursue such actions as and when we deem appropriate, there can be no assurance that such persons will be able to satisfy those obligations, if required to do so.  If these three executives’ indemnification obligations, which are independent of the Plan of Liquidation and apply to only specific types of claims to the extent that those claims reduce the amount in the trust account, do not satisfy a creditor’s claim, under Delaware law the public stockholders could be required to return their pro rata portion of distributions that they receive pursuant to the Plan of liquidation to pay the liabilities not so discharged. However, the public stockholders will not be required to return amounts in excess of the total funds received by them from ATAC.

We will discontinue recording transfers of shares of our common stock on the date of dissolution. Thereafter, certificates representing shares of our common stock will not be assignable or transferable on our books, except by will, intestate succession or operation of law. After that date, we will not issue any new stock certificates, except in connection with such transfers or as replacement certificates.

Our Conduct Following Approval of the Dissolution and Adoption of the Plan of Liquidation

Our directors and officers will not receive any compensation for the duties performed in connection with ATAC’s dissolution or Plan of Liquidation. Following approval of ATAC’s dissolution by our stockholders at the special meeting, our activities will be limited to adopting the Plan of Liquidation, winding up our affairs, taking such actions as we believe may be necessary, appropriate or desirable to preserve the value of our assets and distributing our assets in accordance with the Plan of Liquidation.

We are obligated to indemnify our officers, directors, employees and agents in accordance with the Charter and our bylaws for actions taken in connection with winding up our affairs; however, given our minimal assets, we may not be able to provide meaningful indemnification to such persons. The Board of Directors and the trustees of any liquidating trust may obtain and maintain such insurance as they believe may be appropriate to cover our indemnification obligations under the Plan of Liquidation.

Indemnification Reserve. We generally are required, in connection with our dissolution, to pay or provide for payment of all of our liabilities. If and to the extent required, in order to satisfy any outstanding or unknown liabilities, we will obtain funds from Mr. Bar-Niv, Mr. Gleitman and Ms. Lev pursuant to their indemnification obligations. However, a liability may not be covered by their indemnification obligations. In any such event, a creditor which has not waived its claims against the trust account could bring a claim, as described in the following subsection, against one or more of our stockholders for such stockholder’s pro rata portion of the claim, up to the total amount distributed by us to that stockholder pursuant to the Plan of Liquidation.

Potential Liability of Stockholders. Under the DGCL, if we fail to create adequate reserves for liabilities, or should such reserves be insufficient to satisfy the aggregate amount ultimately found payable in respect of our expenses and liabilities, each stockholder could be held liable for amounts due to creditors up to the amount that such stockholder received from us and from any liquidating trust under the Plan of Liquidation. Each stockholder’s exposure to liability is limited to his, her or its pro rata portion of the amounts due to each creditor and is capped, in any event, at the amount of the distribution actually received by such stockholder.

Stock Certificates. Stockholders should not forward their stock certificates before receiving instructions to do so. After such instructions are sent, stockholders of record must surrender their stock certificates to receive distributions, pending which their pro rata portions of the funds in the trust account may be held in trust, without interest and subject to applicable escheat laws. If a stock certificate has been lost, stolen or destroyed, the holder may be required to furnish us with satisfactory evidence of the loss, theft or destruction, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Exchange Act Registration. Our common stock, units and warrants currently trade on the NYSE Amex and are listed under the trading symbols “AXC,” “AXC.U,” and “AXC.WS,” respectively, although no assurance can be given that such trading will continue. After dissolution, because we will discontinue recording transfers of our common stock and in view of the significant costs involved in compliance with reporting requirements and other laws and regulations applicable to public companies, we intend to apply to terminate ATAC’s registration and reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If registration is terminated, trading in the common stock, units and warrants on the NYSE Amex would terminate.

Liquidating Trusts. Although the Board of Directors does not believe it will be necessary, we may transfer any of our remaining assets to one or more liquidating trusts, the purpose of which would be to serve as a temporary repository for the trust property prior to its disposition or distribution to our stockholders. Any liquidating trust would be evidenced by a trust agreement between ATAC and the person(s) or entity the Board of Directors chooses as trustee(s).

Sales of Assets and Collection of Sums Owing. The Plan of Liquidation gives the Board of Directors the authority to sell all of our remaining assets, although our existing assets outside the trust account are immaterial. Any such sale proceeds may be reduced by transaction expenses, and may be less for a particular asset than if we were not in liquidation. The Plan of Liquidation also authorizes the Board of Directors to proceed to collect all sums due or owing to us, including any tax refunds. Any such funds collected will be distributed in accordance with the Plan of Liquidation.

Absence of Appraisal Rights. Stockholders are not entitled to appraisal rights in connection with our dissolution and Plan of Liquidation.

Regulatory Approvals. We do not believe that any material U.S. federal or state regulatory requirements must be met or approvals obtained in connection with our dissolution or the Plan of Liquidation.

Treatment of Warrants. There will be no distribution from the trust account with respect to ATAC’s warrants. If we fail to consummate a business combination, our warrants do not become exercisable and will expire worthless.

Payment of Expenses. In the discretion of our Board of Directors, we may pay brokerage, agency, professional and other fees and expenses to any person or entity in connection the implementation of the Plan of Liquidation.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN OF LIQUIDATION

The following discussion is a general summary of the material U.S. federal income tax consequences of the Plan of Liquidation to ATAC and to current holders of our common stock and warrants originally issued in our IPO, who are “United States persons,” as defined in the Code, and who hold such shares and warrants as “capital assets,” as defined in the Code. The discussion does not purport to be a complete analysis of all of the potential tax effects of the Plan of Liquidation. Tax considerations applicable to a particular stockholder or warrant holder will depend on that stockholder’s or warrant holder’s individual circumstances. The discussion addresses neither the tax consequences that may be relevant to particular categories of stockholders or warrant holders subject to special treatment under certain U.S. federal income tax laws (such as dealers in securities or currencies, banks, insurance companies, tax-exempt organizations, mutual funds, financial institutions, broker-dealers, regulated investment companies, real estate investment companies, real estate mortgage investment conduits and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction. In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares or warrants through such entities.

The discussion is based upon the Code, U.S. Treasury Department regulations, rulings of the IRS and judicial decisions now in effect, all of which are subject to change or to varying interpretation at any time. Any such changes or varying interpretations may also be applied retroactively. The following discussion has no binding effect on the IRS or the courts, and assumes that we will liquidate substantially in accordance with the Plan of Liquidation.

We can give no assurance that the tax treatment described herein will remain unchanged. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan of Liquidation, and we will not seek either such a ruling or an opinion of counsel with respect to the anticipated tax treatment. If any tax consequences or facts prove not to be as anticipated and described herein, the result could be increased taxation at the stockholder or warrant holder level.

Because of the complexity of the tax laws and because the tax consequences to ATAC or to any particular stockholder or warrant holder may be affected by matters not discussed herein, stockholders and warrant holders are urged to consult their own tax advisors as to the specific tax consequences to them in connection with the Plan of Liquidation and our dissolution, including tax reporting requirements, the applicability and effect of foreign, federal, state, local and other applicable tax laws and the effect of any proposed changes in the tax laws.

Consequences to ATAC

ATAC may recognize gain or loss on the sale or other taxable disposition of any of its assets pursuant to its liquidation to the extent of the difference between the amount realized on such sale (or the fair market value of the asset) and its tax basis in such asset.

Consequences to U.S. Stockholders

Gain or Loss on Liquidation

Amounts received by U.S. stockholders pursuant to the liquidation generally will be treated as full payment in exchange for their shares of common stock. As a result of our liquidation, a U.S. stockholder generally will recognize gain or loss equal to the difference between (i) the amount of cash distributed to such stockholder (including distributions to any liquidating trust), less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) such stockholder’s tax basis in the shares of common stock.

A U.S. stockholder’s gain or loss should be computed on a “per share” basis, so that gain or loss should be calculated separately for blocks of common stock acquired at different dates or for different prices. Each liquidation distribution should be allocated proportionately to each share of stock owned by a U.S. stockholder and should be applied first to recover a stockholder’s tax basis with respect to such share of stock. Gain should be recognized in connection with a liquidation distribution allocated to a share of stock only to the extent that the aggregate value of all liquidation distributions received by a U.S. stockholder with respect to that share exceeds such stockholder’s tax basis for that share. Any loss generally should be recognized only when a U.S. stockholder receives our final distribution to stockholders, and then only if the aggregate value of the liquidation distributions with respect to a share of common stock is less than the stockholder’s tax basis for that share. Any payments by a stockholder in satisfaction of any ATAC contingent liability not covered by our contingency reserve generally should produce a loss in the year paid. Gain or loss recognized by a stockholder in connection with our liquidation generally should be capital gain or loss, and should be long-term capital gain or loss if the share has been held for more than one year, and short-term capital gain or loss if the share has not been held for more than one year. Long-term capital gain of non-corporate taxpayers may be subject to more favorable tax rates than ordinary income or short-term capital gain. The deductibility of capital losses is subject to various limitations.

Liquidating Trusts

If we transfer assets to a liquidating trust for the benefit of the stockholders, we intend to structure any such liquidating trust as a grantor trust of the stockholders, so that stockholders should be treated for U.S. federal income tax purposes as first having constructively received their pro rata share of the property transferred to the trust and then having contributed such property to the trust. In the event that one or more liquidating trusts are formed, the stockholders generally will receive notice of the transfer(s). The amount of the deemed distribution to the stockholders generally should be reduced by the amount of any known liabilities assumed by the liquidating trust or to which the transferred property is subject. A liquidating trust qualifying as a grantor trust is itself not subject to U.S. federal income tax. Our former stockholders, as owners of the liquidating trust, would be required to take into account for U.S. federal income tax purposes their respective allocable portions of any future income, gain or loss recognized by such liquidating trust, whether or not they have received any actual distributions from the liquidating trust with which to pay any tax on such tax items. Stockholders would receive annual statements from the liquidating trust reporting their respective allocable shares of the various tax items of the trust.

Back-Up Withholding

Unless a stockholder complies with certain reporting and/or Form W-9 certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations, such stockholder may be subject to back-up withholding tax with respect to any payments received pursuant to the liquidation. The back-up withholding tax is currently imposed at a rate of 28%. If back-up withholding applies, the amount withheld is not an additional tax, but is credited against the stockholder’s U.S. federal income tax liability and may entitle the stockholder to a refund, provided certain required information is timely furnished to the IRS. Stockholders are urged to consult with their own tax advisors regarding the application of backup withholding and the availability of the procedure for obtaining an exemption from backup withholding in their particular circumstances.

Consequences to Warrant Holders

Since no distributions will be made to warrant holders pursuant to the Plan of Liquidation, a holder of our warrants should recognize a capital loss equal to such warrant holder’s tax basis in the warrant in the tax year in which such warrant becomes worthless (or expires).

PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES

Background

This proposal allows ATAC’s Board of Directors to submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the proposal to liquidate and dissolve.

If this proposal is not approved by ATAC’s stockholders, its Board of Directors may not be able to adjourn the special meeting to a later date in the event there are not sufficient votes at the time of the extraordinary meeting to approve the proposal to liquidate and dissolve.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of our common stock as of June 10, 2009 by the following individuals or groups:

•	each person or entity who is known by us to own beneficially more than 5% of our outstanding stock;

•	each of our officers and directors; and

•	all of our officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. Except as otherwise indicated, and subject to applicable community property laws, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.  Shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Name and Address(1)	Amount and Nature of Beneficial Ownership	Percent of Shares Outstanding
5% Stockholders
Bulldog Investors, Phillip Goldstein and Andrew Dakos (2)	3,392,426	12.59%
QVT Financial LP, QVT Financial GP LLC, QVT Fund LP, and QVT Associates GP LLC (3)	2,313,667	8.6%
Drawbridge DSO Securities LLC, Drawbridge Special Opportunities Fund LP, Drawbridge Special Opportunities GP LLC, Drawbridge Special Opportunities Advisors LLC, Fortress Principal Investment Holdings IV LLC, FIG LLC, Fortress Operating Entity I LP, FIG Corp. and Fortress Investment Group LLC (4)	1,856,250	6.9%
Jonathan M. Glaser (5)	1,767,240	6.6%
Andrew M. Weiss, Ph.D. (6)	1,471,115	5.5%
Weiss Asset Management (6)	1,649,945	6.1%
M.O.T.A. Holdings Ltd. (7)	1,461,042	5.4%
OLEV Holdings Ltd. (8)	1,461,041	5.4%
FSGL Holdings Ltd. (9)	1,461,042	5.4%
Fir Tree, Inc. and Fir Tree SPAC Holdings 1, LLC (10)	1,435,300	5.3%

Directors and Executive Officers
Moshe Bar-Niv (7)	1,461,042	5.4%
Liora Lev (8)	1,461,041	5.4%
Yehoshua Gleitman (9)	1,461,042	5.4%
Ido Bahbut	15,000	*
Elisha Yanay	82,500	*
Yoram Buki	0	0
Nathan Sharony	0	0
Yacov Rozen	0	0
All directors and executive officers as a group (8 persons)	4,480,625	16.6%

*	Less than 1% of our outstanding shares of common stock.

(1)	Unless otherwise indicated, the address for each stockholder listed in the following table is c/o Advanced Technology Acquisition Corp., 14 A Achimeir Street, Ramat GAN 52587 Israel.

(2)
Based on information contained in a Schedule 13D filed by Bulldog Investors, Phillip Goldstein and Andrew Dakos on June 8, 2009.  Mr. Goldstein and Mr. Dakos are both principals of Bulldog Investors.  Bulldog Investors, Mr. Goldstein and Mr. Dakos beneficially own an aggregate of 1,552,081 shares of common stock.  Power to dispose of and vote securities reside either with Mr. Goldstein, Mr. Dakos or with their client.

(3)
Based on information contained in a Schedule 13G/A filed by QVT Financial LP, QVT Financial GP LLC, QVT Fund LP, and QVT Associates GP LLC on January 28, 2009. QVT Financial LP (“QVT Financial”) is the investment manager for QVT Fund LP (the “Fund”), which has beneficial ownership of 1,893,775 shares of common stock, and for Quintessence Fund L.P. (“Quintessence”), which beneficially owns 207,789 shares of common stock. QVT Financial is also the investment manager for a separate discretionary account managed for a third party (the “Separate Account”), which holds 212,103 shares of common stock. QVT Financial has the power to direct the vote and disposition of the common stock held by the Fund, Quintessence and the Separate Account. Accordingly, QVT Financial may be deemed to be the beneficial owner of an aggregate amount of 2,313,667 shares of common stock, consisting of the shares owned by the Fund and Quintessence, and the shares held in the Separate Account. QVT Financial GP LLC, as General Partner of QVT Financial, may be deemed to beneficially own the same number of shares of common stock reported by QVT Financial. QVT Associates GP LLC, as General Partner of the Fund and Quintessence, may be deemed to beneficially own the aggregate number of shares of common stock owned by the Fund and Quintessence, and accordingly, QVT Associates GP LLC may be deemed to be the beneficial owner of an aggregate amount of 2,101,564 shares of common stock. The address for each of the entities is 1177 Avenue of the Americas, 9th Floor, New York, New York 10036, except for the Fund, whose address is Walkers SPV, Walkers House Mary Street, George Town, Grand Cayman, KY1-9002, Cayman Islands.

(4)
Based on information contained in a Schedule 13G filed by Drawbridge DSO Securities LLC, Drawbridge Special Opportunities Fund LP, Drawbridge Special Opportunities GP LLC, Drawbridge Special Opportunities Advisors LLC, Fortress Principal Investment Holdings IV LLC, FIG LLC, Fortress Operating Entity I LP, FIG Corp., and Fortress Investment Group LLC on June 29, 2007. Drawbridge DSO Securities LLC beneficially owns 1,577,813 shares of common stock. Drawbridge Special Opportunities Fund LP is deemed to beneficially own 1,577,813 shares solely as in its capacity as the sole managing member of Drawbridge DSO Securities LLC. Drawbridge Special Opportunities GP LLC is deemed to beneficially own 1,577,813 shares solely in its capacity as the general partner of Drawbridge Special Opportunities Fund LP. Drawbridge OSO Securities LLC beneficially owns 278,437 shares of common stock. Drawbridge Special Opportunities Advisors LLC is deemed to beneficially own 1,856,250 shares solely in its capacity as the investment advisor of each of Drawbridge Special Opportunities Fund LP and Drawbridge Special Opportunities Fund Ltd., the latter of which beneficially owns 278,437 shares of common stock as the sole managing member of Drawbridge OSO Securities LLC. Fortress Principal Investment Holdings IV LLC is deemed to beneficially own 1,577,813 shares solely in its capacity as the sole managing member of Drawbridge Special Opportunities GP LLC. FIG LLC is deemed to beneficially own 1,856,250 shares solely in its capacity as the sole managing member of Drawbridge Special Opportunities Advisors LLC. Fortress Operating Entity I LP is deemed to beneficially own 1,856,250 shares solely in its capacity as the sole managing member of each of FIG LLC and Fortress Principal Investment Holdings IV LLC. FIG Corp. is deemed to beneficially own 1,856,250 shares solely in its capacity as the general partner of Fortress Operating Entity I LP. Fortress Investment Group LLC is deemed to beneficially own 1,856,250 shares solely in its capacity as the holder of all the issued and outstanding shares of beneficial interest of FIG Corp. The address for each of the entities is c/o Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

(5)
Based on information contained in a Schedule 13G filed by Jonathan M. Glaser on February 17, 2009. Mr. Glaser is deemed to beneficially own 1,767,240 shares of common stock.  PAM and JMG LLC are deemed to beneficially own 1,024,440 and 742,800 shares of common stock, respectively, as investment advisers whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of common stock; no client separately holds more than five percent of the common stock.  PAM is the investment adviser to an investment fund and PCM is a member of PAM.  Mr. Glaser, Mr. David and Mr. Richter are control persons of PCM and PAM.  JMG LLC is the investment adviser and general partner of an investment limited partnership and JMG Inc. is a member of JMG LLC.  Mr. Glaser is the control person of JMG Inc. and JMG LLC.  The address for Mr. Glaser is 11601 Wilshire Boulevard, Suite 2180, Los Angeles, CA 90025.

(6)
Based on information contained in a Schedule 13G filed by Andrew M. Weiss, Ph.D. and Weiss Asset Management, LLC on June 15, 2009.  Dr. Weiss is deemed to beneficially own 2,538,377 shares of common stock, of which 1,649,945 are beneficially owned by Weiss Asset Management, LLC, of which he is a managing member, and 445,147 are held by a private investment corporation which may be deemed to be controlled by Dr. Weiss, who is the managing member of Weiss Capital, LLC, the investment manager of such private investment corporation.   The address for Dr. Weiss is 29 Commonwealth Avenue, 10th Floor, Boston, Massachusetts 02116.

(7)	Consists of the 1,461,042 shares held by M.O.T.A. Holdings Ltd., of which Mr. Bar-Niv is the controlling stockholder.

(8)	Consists of the 1,461,041 shares held by OLEV Holdings Ltd, of which Ms. Lev is the controlling stockholder.

(9)	Consists of the 1,461,042 shares held by FSGL Holdings Ltd, of which Dr. Gleitman is the controlling stockholder.

(10)
Based on information contained in a Schedule 13G/A filed by Fir Tree SPAC Holdings 1, LLC and Fir Tree, Inc. on February 10, 2009.  Fir Tree SPAC Holdings 1, LLC is the beneficial owner of and may direct the vote and dispose of 1,347,650 shares of common stock.  Fir Tree SPAC Holdings 2, LLC is the beneficial owner of and may direct the vote and dispose of 87,650 shares of common stock.  Fir Tree, Inc. has been granted investment discretion over the shares of common stock held by Fir Tree SPAC Holdings 1, LLC and Fir Tree SPAC Holdings 2, LLC.  The business address of Fir Tree SPAC Holdings 1, LLC and Fir Tree, Inc. is 505 Fifth Avenue, 23rd Floor, New York, New York 10017.

All of our securities outstanding prior to the effective date of our IPO, including the private placement warrants, were placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, and will remain in escrow until the consummation of a business combination.

We consider Mr. Bar-Niv; Ms. Lev; Dr. Gleitman; Shrem, Fudim Technologies Ltd.; and Shrem, Fudim Group Ltd. to be our promoters as such term is defined within the rules promulgated by the SEC under the Securities Act.

STOCKHOLDER PROPOSALS

If ATAC is dissolved and liquidated, there will be no annual meeting in 2010.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, ATAC and its agents that deliver communications to its stockholders, or the broker, bank or other nominee that deliver communications to the beneficial stockholders, are permitted to deliver to two or more stockholders sharing the same address a single copy of ATAC’s proxy statement. Upon written or oral request, ATAC will deliver a separate copy of the proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that ATAC deliver single copies of such documents in the future. Stockholders may notify ATAC of their requests by calling or writing ATAC at ATAC’s principal executive offices at 14 A Achimeir Street, Ramat Gan, Israel 52587 011-972-3-751-3707.  Beneficial stockholders will need to contact their broker, bank or other nominee to make such requests.

WHERE YOU CAN FIND MORE INFORMATION

ATAC files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended. You may read and copy reports, proxy statements and other information filed by ATAC with the SEC at http://www.sec.gov or at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-1004. This proxy statement describes the material elements of relevant contracts, exhibits and other information attached as annexes to this proxy statement. Information and statements contained in this proxy statement are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex to this document.

This proxy statement contains important business and financial information about us that is not included in or delivered with this document. You may obtain this additional information, or additional copies of this proxy statement, at no cost, and you may ask any questions you may have about the proposal to liquidate and dissolve, the election of directors of the Board of Directors or the business combination by contacting us at the following address, telephone number or email address:

Advanced Technology Acquisition Corp.
14 A Achimeir Street
Ramat Gan, Israel 52587
Attn:  Ido Bahbut
Phone: 011-972-3-751-3707
ido@ascendvc.com

In order to receive timely delivery of the documents in advance of the special meeting, you must make your request for information no later than June 26, 2009.

ANNEX A

PLAN OF LIQUIDATION
OF
ADVANCED TECHNOLOGY
ACQUISITION CORP.
(A Dissolved Delaware Corporation)

This Plan of Liquidation (or “Plan”) of Advanced Technology Acquisition Corp. (“ATAC,” “we” or “us”) is dated this      day of             , 2009.

WHEREAS, the dissolution of ATAC was duly authorized by its board of directors (the “Board of Directors”) and ATAC’s stockholders, and ATAC was dissolved on             , 2009 by the filing of a certificate of dissolution (the “Certificate of Dissolution”) with the Office of the Secretary of State of the State of Delaware;

WHEREAS, ATAC elects to adopt a plan of distribution pursuant to Section 281(b) of the Delaware General Corporation Law (the “DGCL”);

WHEREAS, ATAC has paid or otherwise satisfied or made provision for all claims and obligations of ATAC known to it, including conditional, contingent or unmatured contractual claims, other than the following:

1.
any unknown liabilities or outstanding obligations prior to the date hereof and liabilities and obligations incurred or to be incurred after such date, including fees and expenses in connection with legal, accounting and other professional services to be rendered in connection with the dissolution and liquidation of ATAC and the winding up of its business and affairs (the “Vendor Obligations”);

2.	Liabilities for federal, state and Delaware franchise taxes (collectively, “Tax Liabilities”); and

3.
ATAC’s obligations to holders (the “Public Stockholders”) of its shares of common stock, par value $0.0001 (the “Common Stock”), issued in its initial public offering (the “IPO”) to distribute the proceeds of the trust account established in connection with the IPO (the “Trust Account”) in connection with the dissolution and liquidation of ATAC as provided in ATAC’s second amended and restated certificate of incorporation (the “Charter”) and its IPO prospectus;

WHEREAS, there are no pending actions, suits or proceedings to which ATAC  is a party;

WHEREAS, there are no facts known to ATAC, indicating that claims that have not been made known to ATAC or that have not arisen are likely to become known to ATAC or to arise within ten years after the date of dissolution; and

NOW THEREFORE, ATAC adopts the following Plan of Liquidation, which shall constitute a plan of distribution in accordance with Section 281(b) of the DGCL:

1.
PAYMENT OF LIABILITIES AND OBLIGATIONS. ATAC shall, as soon as practicable following the adoption of this Plan by the Board of Directors after the filing of the Certificate of Dissolution of ATAC in accordance with Delaware law, (a) pay or provide for the payment in full, or in such other amount as shall be agreed upon by ATAC and the relevant creditor, the Vendor Obligations and (b) pay in full the Tax Liabilities.

2.
AUTHORITY OF OFFICERS AND DIRECTORS. The Board of Directors and the officers of ATAC shall continue in their positions for the purpose of winding up the affairs of ATAC as contemplated by Delaware law. The Board of Directors may appoint officers, hire employees and retain independent contractors in connection with the winding up process and is authorized to pay such persons compensation for their services; provided, however, that no current officer or director of ATAC shall receive any compensation for his or her services as aforesaid and that any such compensation to such other persons shall be fair and reasonable and consistent with disclosures made to ATAC’s stockholders in connection with the adoption of this Plan. Adoption of this Plan by holders of a majority of the voting power represented collectively by the outstanding shares of the Common Stock shall constitute the approval of ATAC’s stockholders of the Board of Director’s authorization of the payment of any such compensation. The adoption of the Plan by the holders of the shares of Common Stock shall constitute full and complete authority, in accordance with and subject to the terms of the Charter, for the Board of Directors and the officers of ATAC, without further stockholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character that the Board of Directors or such officers deem necessary, appropriate or advisable (i) to dissolve ATAC in accordance with the laws of the State of Delaware and cause its withdrawal from all jurisdictions in which it is authorized to do business; (ii) to sell, dispose, convey, transfer and deliver the assets of ATAC; (iii) to satisfy or provide for the satisfaction of ATAC’s obligations in accordance with Section 281(b) of the DGCL; and (iv) to distribute all of the remaining unreserved funds of ATAC to the holders of the Common Stock in complete cancellation or redemption of its stock.

3.
CONVERSION OF ASSETS INTO CASH OR OTHER DISTRIBUTABLE FORM. Subject to approval by the Board of Directors, the officers and agents of ATAC shall, as promptly as feasible, proceed to collect all sums due or owing to ATAC, including recovery of any tax refunds owing to ATAC, to sell and convert into cash any and all corporate assets and, out of the assets of ATAC, attempt to pay, satisfy and discharge or make adequate provision for the payment, satisfaction and discharge of all debts and liabilities of ATAC pursuant to Sections 1 and 2 above, including all expenses of the sale of assets and of the dissolution and liquidation provided for by this Plan.

4.
RECOVERY OF ASSETS. In the event that ATAC (or any trustee or receiver for ATAC appointed pursuant to Section 279 of the DGCL) shall recover any assets or funds belonging to ATAC, including any federal or state tax refunds arising out of the proposed acquisition and its other business activities from inception through dissolution, such funds shall be distributed to the Public Stockholders in accordance with and subject to the terms of the Charter, the DGCL and to such terms and conditions as the Board of Directors (or any trustee or receiver for ATAC) may deem appropriate; provided, however, that nothing herein shall be deemed to preclude ATAC (or any trustee or receiver for ATAC) from petitioning any court of competent jurisdiction for instructions as to the proper distribution and allocation of any such assets or funds that may be recovered by or on behalf of ATAC.

5.
PROFESSIONAL FEES AND EXPENSES. It is specifically contemplated that the Board of Directors may authorize the payment of a retainer fee to a law firm or law firms selected by the Board of Directors for legal fees and expenses of ATAC, including, among other things, to cover any costs payable pursuant to the indemnification of ATAC’s officers or members of the Board of Directors provided by ATAC pursuant to the Charter, its bylaws, the DGCL or otherwise, and may authorize the payment of fees to an accounting firm or firms selected by the Board of Directors for services rendered to ATAC. In addition, in connection with and for the purpose of implementing and assuring completion of this Plan, ATAC may, in the sole and absolute discretion of the Board of Directors, pay any brokerage, agency and other fees and expenses of persons rendering services to ATAC in connection with the collection, sale, exchange or other disposition of ATAC’s property and assets and the implementation of this Plan.

6.
INDEMNIFICATION. ATAC can elect to continue to indemnify its officers, directors, employees and agents in accordance with the Charter, its bylaws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of ATAC. The Board of Directors, in its sole and absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover ATAC’s obligations hereunder, including, without limitation, directors’ and officers’ liability coverage.

7.
LIQUIDATING TRUST. The Board of Directors may, but is not required to, establish and distribute assets of ATAC to a liquidating trust, which may be established by agreement in form and substance determined by the Board of Directors with one or more trustees selected by the Board of Directors. In the alternative, the Board of Directors may petition a Court of competent jurisdiction for the appointment of one more trustees to conduct the liquidation of ATAC, subject to the supervision of the Court. Whether appointed by an agreement or by the Court, the trustees shall in general be authorized to take charge of ATAC’s property, and to collect the debts and property due and belonging to ATAC, with power to prosecute and defend, in the name of ATAC or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint agents under them and to do all other acts which might be done by ATAC that may be necessary, appropriate or advisable for the final settlement of the unfinished business of ATAC.

8.
LIQUIDATING DISTRIBUTIONS. Liquidating distributions, in accordance with and subject to the terms of the Charter, shall be made from time to time after the adoption of this Plan to the holders of record, at the close of business on the date of the filing of the Certificate of Dissolution, of outstanding shares of Common Stock sold pursuant to the IPO, pro rata in accordance with the respective number of shares then held of record; provided that in the opinion of the Board of Directors adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of ATAC (including costs and expenses incurred and anticipated to be incurred in connection with the complete liquidation of ATAC). All determinations as to the time for and the amount of liquidating distributions shall be made in the exercise of the absolute discretion of the Board of Directors and in accordance with Section 281 of the DGCL. As provided in Section 12 below, distributions made pursuant to this Plan shall be treated as made in complete liquidation of ATAC within the meaning of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder.

9.
AMENDMENT OR MODIFICATION OF PLAN. If for any reason the Board determines that such action would be in the best interests of ATAC, it may amend or modify this Plan and all actions contemplated hereunder, notwithstanding stockholder approval of this Plan, to the extent permitted by the DGCL and in accordance with and subject to the terms of the Charter; provided, however, that ATAC will not amend or modify this Plan under circumstances that would require additional stockholder approval under the DGCL and/or the federal securities laws without complying with such laws.

10.
CANCELLATION OF STOCK AND STOCK CERTIFICATES. Following the dissolution of ATAC, it shall no longer permit or effect transfers of any of its stock, except by will, intestate succession or operation of law.

11.
LIQUIDATION UNDER CODE SECTIONS 331 AND 336. It is intended that this Plan shall be a plan of complete liquidation of ATAC in accordance with the terms of Sections 331 and 336 of the Code. This Plan shall be deemed to authorize the taking of such action as may be necessary to conform with the provisions of said Sections 331 and 336 of the Code and the regulations promulgated thereunder, including, without limitation, the making of an election under Section 336(e) of the Code, if applicable.

12.
FILING OF TAX FORMS. The appropriate officers of ATAC are authorized and directed, within 30 days after the adoption of this Plan, to execute and file a U.S. Treasury Form 966 pursuant to Section 6043 of the Code and such additional forms and reports with the Internal Revenue Service as may be necessary or appropriate in connection with this Plan and the carrying out thereof.

PROXY

Advanced Technology Acquisition Corp.
14 A Achimeir Street
Ramat Gan, Israel 52587

SPECIAL MEETING OF STOCKHOLDERS

July 6, 2009

YOUR VOTE IS IMPORTANT
FOLD AND DETACH HERE

ADVANCED TECHNOLOGY ACQUISITION CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
July 6, 2009

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated June 16, 2009, in connection with the Special Meeting to be held at 10:00 a.m. Eastern Standard Time on July 6, 2009 at the offices of Loeb & Loeb LLP, 345 Park Ave, New York, NY 10154, and hereby appoints Liora Lev and Moshe Bar-Niv, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock, of Advanced Technology Acquisition Corp. (the “Corporation”) registered in the name provided, which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement.

THE NOTICE OF MEETING, PROXY STATEMENT AND THIS PROXY CARD ARE AVAILABLE AT WWW.VFNOTICE.COM/ADVANCEDTECHNOLOGY.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS LISTED ON THE REVERSE SIDE OF THIS PROXY CARD.

IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR BANK, YOU MUST INSTRUCT YOUR BROKER OR BANK ON HOW TO VOTE YOUR SHARES. IF YOU DO NOT PROVIDE SUCH INSTRUCTIONS, YOUR SHARES WILL NOT BE VOTED ON ANY OF THE PROPOSALS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS LISTED BELOW.

	FOR	AGAINST	ABSTAIN
To approve the dissolution of the Corporation and the Plan of Liquidation submitted to stockholders at the special meeting.			

	FOR	AGAINST	ABSTAIN
To permit the Corporation’s Board of Directors, in its discretion, to adjourn or postpone the special meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve the proposal to liquidate and adjourn
			

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS SET FORTH ABOVE.

Dated
____________________
2009

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.